Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D relating to shares of Common Stock, par value $0.01 per share, Exide Technologies, a company incorporated under the laws of Delaware. This Joint Filing Agreement shall be included as an Exhibit to such joint filing, and may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

In evidence thereof, each of the undersigned, being duly authorized, hereby execute this Joint Filing Agreement.

Date: May 11, 2015

MacKay Shields LLC

By:	/s/ Rene A. Bustamante
	Name:	Rene A. Bustamante
	Title:	Senior Managing Director and Chief Compliance Officer

The MainStay Funds – MainStay High Yield Corporate Bond Fund

By:	/s/ Kevin Bopp
	Name:	Kevin Bopp
	Title:	Chief Compliance Officer

MainStay VP Funds Trust – MainStay VP High Yield Corporate Bond Portfolio

By:	/s/ Kevin Bopp
	Name:	Kevin Bopp
	Title:	Chief Compliance Officer